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                                                                   EXHIBIT 2.1.5

                     CENTENNIAL SPECIALTY FOODS CORPORATION
                             VOTING TRUST AGREEMENT

         This Voting Trust Agreement is made and entered into and made effective the 17th day of September, 2003, by Jeffrey R. Nieder, as trustee (hereinafter, with any successor trustee, referred to as the "Trustee"), James E. Lewis (the "Beneficiary") or any person(s) who become registered owners of Voting Trust Certificates pursuant to the terms hereof (hereinafter referred to as the "Beneficiaries") for the purpose of transferring, in accordance with the terms hereof, the voting rights pertaining to 1,140,000 shares of Common Stock of Centennial Specialty Foods Corporation , a Delaware corporation (hereinafter called the "Company") owned of record and beneficially by the Beneficiary, and the Company, as a third party beneficiary hereof and as obligor under, without limitation, Sections 1(b), 1(d), 5(b), 5(g), 6(b) hereof.

         In consideration of the mutual covenants and agreements herein contained, the Beneficiary hereby creates and the Trustee hereby accepts a trust on the terms herein stated, and the parties hereto covenant and agree as follows:

         1. Creation of Voting Trust, Deposit of Stock and Issuance of Voting Trust Certificates.

                  (a) The Trustee is hereby appointed the Trustee under the voting trust created by this Agreement. During the term hereof, the Trustee shall act as voting trustee with respect to 1,140,000 shares of common stock of the Company now owned of record and beneficially by the Beneficiary, together with such voting shares as are subsequently received by the Trustee as a result of the operation of this Agreement (such tendered 1,140,000 shares of the Company's common stock and any subsequently received shares collectively hereinafter the "Shares"), together with all powers, rights and privileges and subject to all the conditions and covenants hereinafter set forth. The parties hereto acknowledge that the Beneficiary owns an additional 960,000 shares of common stock of the Company (the "Excluded Shares") that are not subject to the voting trust created by this Agreement and as to which the Beneficiary retains all voting and other rights.

                  (b) The Beneficiary, promptly upon the execution of this Agreement, shall deliver to the Trustee certificates for the Shares, which are owned of record and beneficially by Beneficiary, free and clear of any liens, claims, or encumbrances, and will deliver to the Trustee certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed instruments of transfer. The Company shall be responsible for, and shall pay on behalf of the Trustee, all transfer taxes and expenses imposed upon any such transfer. Promptly upon receipt of such certificates, the Trustee shall cause the Shares to be registered in the name of the Trustee, as Trustee for Beneficiary, shall cause the new Share certificates to bear a legend referring to this Agreement, and shall file a duplicate copy of this Agreement with the Secretary of the Company.

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                  (c) The Trustee shall issue and deliver to the Beneficiary a voting trust certificate (herein a "Certificate") in respect of the Shares deposited with and held by the Trustee for the benefit of such Beneficiary under this Agreement, in the form of Exhibit "A" hereto and incorporated herein. Such Certificate shall be signed by the Trustee.

                  (d) The Trustee and the Company shall provide joint instructions to the Company's transfer agent and registrar (the "Transfer Agent") to keep correct books of account of all trust transactions containing the names of all Beneficiaries, showing their places of residence, the number of shares represented by the Certificates held by them, and the time when they became the owners thereof. This Agreement shall be open for inspection by any stockholder of the Company, the Beneficiary or Beneficiaries, or the agent of any of the foregoing upon the same terms as the record of stockholders of the Company is open to inspection to such persons.

                  The Certificates shall be transferable only as provided in said Certificates and this Agreement and upon payment of any transfer taxes and other charges. All transfers shall be recorded by the Transfer Agent in the books and records of the Company and any proper transfer made of any Certificate shall vest in the transferee all rights of the transferor by the terms of the Certificate so transferred and by this Agreement. Upon any such transfer, the Trustee shall deliver a Certificate or Certificates to the transferee for the number of shares represented by the Certificate so transferred.

                  The Trustee shall not be required to recognize any transfer of a Certificate not made in accordance with the provisions hereof unless the person or persons claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall have deposited with the Trustee an indemnity satisfactory to him.

                  (d) The Trustee may treat the registered holder of each Certificate (or when presented duly endorsed in blank for transfer, the bearer thereof) as the absolute owner and holder thereof and of all the rights and interests represented thereby for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary. Holders of Certificates have received such Certificates and hold them subject to all of the terms of this Agreement. The Beneficiary and each of the Beneficiaries, if any, who properly become Beneficiaries in accordance with the terms hereof are deemed conclusively for all purposes to have assented to this Agreement and all of its terms, and any Beneficiaries shall be bound by this Agreement with the same force and effect as if such Beneficiaries had originally been a party to this Agreement.

                  (e) The Trustee accepts the trust created hereby in accordance with all of the terms and conditions contained in this Agreement. The Shares shall be held at all times by the Trustee for the purposes of and in accordance with this Agreement, and none of the Shares, or any interest therein, shall be sold, transferred, pledged or encumbered by the Trustee except as expressly stated in this Agreement.

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         2. Trustee's Rights as Stockholder of Company.

                  So long as the Trustee shall hold shares deposited pursuant to the provisions of this Agreement, he shall possess and in his discretion shall be entitled to exercise in person or by nominees, agents, attorneys-in-fact or proxies (except the Beneficiary), all voting rights and powers of absolute owners and holders of such shares, including the right to vote, assent, or consent with respect thereto and to take part in and consent to any corporate or stockholders' action of any kind whatsoever to the extent permitted by the Certificate of Incorporation and Bylaws of the Company.

                  The right of the Trustee to vote, assent or consent shall include, without limitation, the right to vote at any election of directors and in favor of or in opposition to any dissolution or proposed dissolution, liquidation or reorganization of the Company, or a sale of all or substantially all of its assets, or a sale (including, but not limited to, a redemption) of all or substantially all of the stock deposited pursuant to the provisions of this Agreement, or the issuance or creation of additional classes of its securities, or any action of any character whatsoever which may be presented at any meeting or require the approval of stockholders of the Company.

         3. Dividends and Distributions.

                  (a) The Beneficiary shall be entitled, until the termination of this Agreement as hereinafter provided, to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee or his successors upon the number of shares in respect of which such Certificate was issued, less the deductions provided for in subsection (d). Such payments shall be made as soon as practicable after the receipt of such dividends, to the Beneficiary or Beneficiaries at the close of business on the record date determined pursuant to the provisions of Section 1(e). The Trustee may, if he deems it desirable to do so, arrange with the Company for the direct payment by the Company of dividends to the Beneficiary or Beneficiaries on the record date for any dividend or other distribution.

                  (b) If the Trustee shall receive, as a dividend or other distribution upon any shares held by him under this Agreement, any additional shares of the Company having voting rights under the General Corporation Law of Delaware or any other securities having such voting rights or convertible into or exchangeable for securities having such voting rights, the Trustee shall hold the same subject to this Agreement for the benefit of the Beneficiary or Beneficiaries in proportion to their respective interests, and said shares or other securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder. The Trustee shall issue Certificates in respect to such shares or other securities to the holders of outstanding Certificates of record at the close of business on the record date of such dividend or distribution.

                  (c) If at any time during the term of this Agreement the Trustee shall receive or collect any monies through a distribution by the Company to its stockholders,

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other than in payment of cash dividends, or shall receive any property (other than shares of stock of the Company) through a distribution by the Company to its stockholders, the Trustee shall distribute the same to the Beneficiary or such Beneficiaries as are registered as such at the close of business on the record date for such dividend or distribution; provided that the Trustee may withhold therefrom the deductions provided for in subsection (d) below.

                  (d) There shall be deducted and withheld from every distribution of every kind under this Agreement any applicable taxes that may be required by any present or then-existing law or laws to be deducted or withheld, subject to the right of the Beneficiary to furnish the Trustee with such documentation as shall demonstrate, to the Trustee's reasonable satisfaction, that any such deduction or withholding is not then required.

         4. Rights to Subscribe.

                  If any securities of the Company shall be offered for subscription to the Beneficiary or Beneficiaries that relate to the Shares subject to the terms hereof, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to the Beneficiary or Beneficiaries. Upon receipt by the Trustee, at least three (3) days prior to the last date fixed by the Company for subscription, of a request from the Beneficiary or any of the Beneficiaries to subscribe in such person's behalf, accompanied by the sum of money required to be paid for such securities, the Trustee shall make such subscription and payment on behalf of the Beneficiary or Beneficiaries, and upon receiving from the Company the certificates for the securities so subscribed for, shall issue to the Beneficiary or Beneficiaries, as may be the case, a Certificate in respect thereof if the same are securities having voting rights as that term is used in Section 3(b) hereof, or, if the same be securities other than securities having such voting rights, the Trustee shall deliver the same to the Beneficiary or Beneficiaries in whose behalf the subscription was made.

                  If any subscription rights are not exercised by the Beneficiary or any of the Beneficiaries entitled thereto, the Trustee may subscribe and pay for the new securities on behalf of any other Beneficiaries (to the extent there are other Beneficiaries) desiring the same who shall comply with the provisions of this Section 5 or may, in his discretion, sell such rights and distribute the proceeds of such sale to the Beneficiary or Beneficiaries entitled thereto.

         5. The Trustee.

                  (a) In voting shares or in doing any act in respect to the control or management of the Company or its affairs, as voting Trustee of Shares deposited hereunder, the Trustee shall exercise his best judgment but assumes no responsibility in respect of any action taken or not taken by the Company in pursuance of a vote so cast. The Trustee has no implied obligations and assumes no responsibility in his capacity as

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Trustee in respect of any action taken (or not taken) by the Company or any other person in response to the vote cast by the Trustee.

                  (b) The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel, and to incur and pay such other charges and expenses as deemed necessary and proper for administering this Agreement. The Company agrees that it shall reimburse the Trustee for such reasonable expenses and charges. Any invoices for legal services obtained by the Trustee may be redacted as is necessary to preserve attorney-client confidentiality and any other applicable privilege.

                  (c) The Trustee or any successor Trustee shall enjoy all of the rights, powers, interests and immunities of the Trustee as originally constituted hereunder. The trust created by this Agreement is not intended to be, and shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, or joint stock company or association. The relationship of the Beneficiary or Beneficiaries to the Trustee shall be solely that of Beneficiary or Beneficiaries of the Trust created by this Agreement and his or their rights shall be limited to those conferred upon him or them by this Agreement.

                  (d) In the event of the death, resignation or incapacity to act of the Trustee so that there is no incumbent Trustee, William A. Wiese shall be appointed as successor Trustee without any further action or consent of the Beneficiary or Beneficiaries then constituted. If William A. Wiese shall decline to serve as successor Trustee in spite of his appointment or thereafter dies, resigns or becomes incapacitated, then in any of such events Peter Mazula shall be appointed as successor Trustee without any further action or consent of the Beneficiary or Beneficiaries then constituted. If Peter Mazula shall decline to serve as successor Trustee in spite of his appointment or thereafter dies, resigns or becomes incapacitated, the Beneficiary or Beneficiaries then existing shall hold a meeting to elect a successor Trustee to act under this Trust. Such meeting may be called by the Beneficiary or any of the Beneficiaries, and notice thereof shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting. The record date for such meeting shall be the date of the declination to serve, death, resignation or incapacity to act of the Trustee. Such successor Trustee shall be elected by vote of the Beneficiary or, if there are then Beneficiaries, by a majority vote of the Beneficiaries.

                  (e) If the Trustee or any successor Trustee shall materially fail to discharge his duties hereunder or fails to act in good faith in discharging his duties hereunder, the Beneficiary (or the Beneficiaries acting by majority vote as described in (d) above) shall have the right, on ten days' written notice, to remove the then Trustee. During such 10 day notice period, the Trustee may resign, may cure any failures to discharge his duties or act in good faith (if such failure or failures are in fact curable) or, failing either of these, the Trustee shall be removed from such position upon expiration of such 10 day period. Upon such removal, a successor Trustee shall be appointed in accordance with subsection (d) above.

                  (f) The Trustee herein appointed and successors from time to time may be parties to this Agreement as Beneficiaries. Any Trustee and any firm or corporation of which such Trustee may be a member, agent or employee and any corporation, trust or association of which such Trustee may be a trustee, stockholder, director, officer, agent, or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder. The Trustee may act as a director and/or officer of the Company, may provide services to the Company,


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may consult with the Company, or serve in such capacities for any subsidiary or controlled or affiliated corporation of the Company.

                  (g) Notwithstanding any change in the Trustee, the Certificates for Shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee for the time being with the same effect as if endorsed and transferred by the Trustee who has ceased to act. The Trustee is authorized and empowered to cause any further transfer of said shares to be made which may be necessary through the occurrence of any change of persons acting as Trustee hereunder.

                  (h) The Company and the Beneficiary shall hold the Trustee harmless from and against, and will indemnify the Trustee from, any and all liabilities, losses, costs , expenses (including reasonable attorneys' fees and expert witness fees), damages, amounts paid in settlement or awards in connection with, or arising out of, this Agreement or its administration or the exercise of permitted powers or performance of any duties described or permitted herein by the Trustee, except in such instances where the Trustee is determined in a judicial proceeding, not subject to further appeal or not actually appealed by the Trustee, to have engaged in willful misconduct or gross negligence.

                  The Trustee may consult with legal counsel, which may be counsel to the Company, and any action under this Agreement taken or suffered in good faith by him in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Trustee shall be fully protected and be subject to no liability in respect thereof. In no event shall a vote against the wishes of the Beneficiary, by itself, constitute a failure to exercise good faith.

                  The Trustee is authorized and empowered to construe this Agreement and its reasonable construction made in good faith shall be conclusive and binding upon the Beneficiary, the Beneficiaries and upon all parties hereto.

                  The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything that is done or refrained from doing in good faith, nor shall the Trustee have any accountability hereunder, except the Trustee's own willful misconduct or gross negligence. The Trustee is not obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, or order.

                  The Trustee shall be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, facsimile, e-signed document, guarantee, affidavit, or other paper or document or signature believed by him to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

                  (i) The Trustee is not to receive any compensation for his services hereunder.

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         6. Termination.

                  (a) This Agreement shall terminate at the earlier of ten (10) years from the effective date hereof or upon the occurrence of one or more of the following events (each such event is hereinafter referred to as a "Triggering Event" or collectively as "Triggering Events"):

                  (i) sale of all of the Shares by the Beneficiary in a merger, sale, exchange or similar transaction in which the Company's stockholders before such transaction own less than 50% of the equity of the Company after the transaction or after which the Company is not the surviving entity;

                  (ii) issuance (in one or more transactions) of (x) common stock of the Company in a public or private offering, acquisition, exchange or a similar transaction that will, or (y) convertible preferred stock or convertible debt instruments of the Company in a public or private offering, acquisition, exchange or a similar transaction that upon conversion, will (z) result in the Beneficiary (together with any shares then owned by Beneficiaries) owning less than 25% of the Company's outstanding common stock. The ownership percentage of the Beneficiary shall be calculated by including both the Shares and Excluded Shares in such percentage ownership, together with any other shares of common stock of the Company acquired or received by the Beneficiary after the date hereof but excluding any shares of common stock previously owned by the Beneficiary and sold by him after the date hereof and before such transaction;

                  (ii) sales of Shares by the Beneficiary or Beneficiaries in a private sale to unaffiliated third parties or under Rule 144, in which event the Shares sold (but not any unsold Shares) shall be automatically released from the provisions of this Agreement without further action of the parties hereto;

                  (iii) sale of all or substantially all of the Company's assets;

                  (iv) declaration of an event of default under the Company's loan agreement or promissory note with its proposed senior lender, Heartland Bank, or any senior debt incurred by the Company to refinance such senior debt with any other financial institution, or under the Company's loan agreement and secured notes with James E. and Janis M. Lewis, or any permitted assigns of James E. and Janis M. Lewis;

                  (v) a reorganization of the Company in which the stockholders of the Company immediately prior to such reorganization do not control 51% or more of the outstanding stock of the Company after such reorganization; or

                  (vi) liquidation of the Company.

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                   The termination of this Agreement shall not affect the rights of the Trustee set forth in Section 5 hereof, which rights will survive such termination. Except as otherwise provided in this Agreement, the trust created by this Agreement is hereby expressly declared irrevocable.

                  (b) As soon as practicable after the termination of this Agreement or occurrence of a Triggering Event, the Trustee shall deliver to the Beneficiary or Beneficiaries share certificates or securities representing the number of Shares or other securities in respect of which Certificates registered in the name of the Beneficiary or Beneficiaries were issued, upon the surrender of such Certificates properly endorsed. Any tax or governmental charge in respect of the transfer or delivery of such certificates representing the Shares will be paid by the Company.

                  If the Beneficiary or any Beneficiaries cannot be located or fail or refuse to surrender Certificates in exchange for shares or other securities as aforesaid, the Trustee may in his discretion deliver said shares or other securities to the Company or may place the certificates representing the Shares in the registry of a court of competent jurisdiction and file an action to interplead the parties hereto and any other persons claiming any right or interest in the Shares. Upon any such delivery or the filing of an action in interpleader, the Trustee shall be fully discharged with respect to any further obligations hereunder.

         7. Miscellaneous

                  (a) This Agreement shall bind and inure to the benefit of the Trustee and the Beneficiary, any successor Trustee or additional Beneficiaries, and each and all of the heirs, executors, administrators, successors and assigns thereof, as well as any successors and assigns of the Company. If this Agreement is to terminate on occurrence of a Triggering Event, such termination shall be deemed to occur immediately prior to such Triggering Event and no assignment of this Agreement shall be permitted by contract or operation of law.

                  (b) Any notice to be given to the holder of a Certificate shall be sufficiently given if mailed, postage prepaid, to the registered holder of such Certificate at the address of such registered holder appearing on the records of the Company. Every notice so given shall be effective whether or not received, and such notice shall for all purposes be deemed to have been given on the date of mailing thereof.

                  (c) Any notice to be given to the Trustee hereunder shall be sufficiently given if mailed to the Trustee at the address of the Trustee appearing on the records of the Company or at such other address as the Trustee may from time to time designate by written notice given to the Beneficiary or Beneficiaries. Any notice to be given to the Company shall be sufficiently given if mailed to the Company at its address of record.

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                  (d) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

                  (e) The corporate laws of Delaware shall govern all issues concerning the validity, interpretation and relative rights of the parties under this Agreement.

                  (f) If in any judicial proceedings a court shall refuse to enforce any of the provisions of this Agreement, then such unenforceable provision shall be deemed excised and eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced.

                  (g) This Agreement shall be void ab initio in the event the Company's initial public offering is not declared effective and closed prior to November 30, 2003.

         IN WITNESS WHEREOF, the Trustee, the Beneficiary and the Company have executed this Agreement effective as of September 17, 2003.

TRUSTEE:                            BENEFICIARY:
--------                            ------------

/s/ JEFFREY R. NIEDER               /s/ JAMES E. LEWIS
-------------------------           ---------------------------
JEFFREY R. NIEDER                   JAMES E. LEWIS

THE COMPANY:

As Third Party Beneficiary and Obligor under, without limitation, Sections 1(b), 1(d), 5(b), 5(g), 6(b) hereof.

CENTENNIAL SPECIALTY FOODS CORPORATION

/s/ JEFFREY R. NIEDER
-------------------------
JEFFREY R. NIEDER,
Chief Executive Officer

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                                                                     EXHIBIT "A"

                        FORM OF VOTING TRUST CERTIFICATE

No. VT1                 1,140,000 Shares of Common Stock

                     CENTENNIAL SPECIALTY FOODS CORPORATION,
                             a Delaware corporation

                       VOTING TRUST CERTIFICATE IN RESPECT
                                 OF COMMON STOCK

         THIS CERTIFIES that there have been deposited with the undersigned as Trustee under the Voting Trust Agreement hereinafter mentioned (the "Agreement"), certificates for 1,140,000 shares of common stock (the "Shares") of Centennial Specialty Foods Corporation, a Delaware corporation (hereinafter called the "Company"), in the number set forth above on this certificate, and that James E. Lewis or registered assigns is entitled to all of the benefits specified in the Agreement arising from said shares deposited with the Trustee, all as provided in and subject to the terms and conditions of the Agreement. Until the Trustee shall have delivered the shares held by him under the Agreement to the holders of the Voting Trust Certificates, the Trustee, or successors in trust, shall possess and shall be entitled to exercise all voting rights and powers of every nature of an absolute owner of said shares, including but not limited to the right to vote thereon for every purpose and to execute assents and consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the above named owner hereof or assigns by or under this Certificate or by or under any agreement, express or implied, except to the extent set forth in the Agreement. The holder of this Certificate, by acceptance hereof, assents to all of the provisions of the Agreement (a copy of which is on file at the principal executive office of the Company) and agrees to be bound thereby with like effect as if the Agreement had been signed by such person.

         Certificates for the number of shares in respect of which this Certificate was issued, or the net proceeds in cash or property of said number of shares at the time of surrender hereof, all as provided in the Agreement, shall be deliverable hereunder upon the termination of the Agreement.

         This Certificate is transferable on the books of the Company only by the registered holder hereof in person or by attorney duly authorized, and upon the surrender hereof. The Trustee may treat the registered holder hereof, or when presented duly endorsed in blank, the bearer hereof, as the absolute owner hereof and of all of the rights and interests represented hereby for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary.

         The Agreement shall terminate on September 17, 2013 or upon the occurrence of a Triggering Event, as such term is defined in the Agreement. If the Triggering Event

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is a sale of Shares deposited hereunder pursuant to Rule 144 under the
Securities Act of 1933, only those Shares actually sold pursuant to Rule 144 shall be released from the Agreement.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed.

         DATED: September 17, 2003.

                                            /s/ JEFFREY R. NIEDER
                                            -------------------------
                                            JEFFREY R. NIEDER,
                                            VOTING TRUSTEE

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